UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2016

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (“Board”) of Cyanotech Corporation, a Nevada corporation (the “Company”), accepted Ralph Carlton’s resignation as a director of the Company effective May 17, 2016. Mr. Carlton was a member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation and Stock Option Committee of the Board. Mr. Carlton’s resignation was not due to any disagreement with the Company.

Also on May 17, 2016, the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, unanimously appointed David Mulder to serve on the Board. This appointment fills the vacancy created by Mr. Carlton’s resignation. Mr. Mulder will serve for a term expiring at the Company’s annual meeting of stockholders in 2016 and until his successor shall have been duly elected and qualified or until his earlier resignation or removal. The Board determined that Mr. Mulder would additionally serve on the Audit Committee of the Board.

Mr. Mulder is the Executive Vice President and Chief Financial Officer of Reiter Affiliated Companies (“Reiter”), where he has served since December of 2012. Reiter is an agricultural business that is Driscoll's largest berry supplier. He also serves as the Chairman of the Board and President of FreSeguro, Inc., a Hawaiian captive insurance company. Mr. Mulder has over 25 years of international financial and general management experience in a broad variety of businesses, including agriculture, consumer products, wholesale products, distribution and medical products. His background includes serving as the Chief Executive Officer of Biolase, Inc., a public international medical device company, and as the Chief Financial Officer of Salton Corp. as the then-public company doubled in size during the globalization of the George Foreman grill. Mr. Mulder built his early career at Fruit of the Loom, where he last served as the head of the European, Middle East and Africa division. He started his professional career at Arthur Andersen where he did both consulting and audit, earning his CPA. He earned his Masters of Business Administration degree from the Fuqua School of Business at Duke University.

Mr. Mulder will be eligible to participate in the 2014 Independent Director Stock Option and Restricted Stock Grant Plan. He will receive compensation for his service on the Board in accordance with the Company’s normal policies.

Item 8.01.	Other Events.

On May 23, 2016, the Company issued a press release that publicly announced the appointment of Mr. Mulder as a director of the Company. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Name and/or Identification of Exhibit
99.1	Press Release, dated May 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016

CYANOTECH CORPORATION

By:	/s/ Jole Deal
Name: Jole Deal
Title: Vice President – Finance and Administration, Chief Financial Officer, Treasurer and Secretary